Exhibit 99.1
Better Home & Finance Announces Closing of Business Combination
Better to Become Publicly Traded Company and Will Commence Trading on NASDAQ under the new Ticker “BETR”
●Business combination with Aurora unlocks approximately $565M of fresh capital, including a $528M convertible note previously committed from affiliates of SoftBank and additional common equity from funds affiliated with NaMa Capital (formerly Novator Capital)
●Additional capital will allow Better to continue developing innovative technology including Tinman, its proprietary loan origination platform, to improve internal efficiency and streamline the homeownership experience for customers
●Better is a leading digital homeownership company and has surpassed $100B in funded loans
●Better and Aurora successfully complete business combination despite difficult market conditions, positioning the combined company for long term success across cycles
August 23, 2023 – NEW YORK – Better HoldCo, Inc. (“Better”) and Aurora Acquisition Corp., a special purpose acquisition company (“Aurora”), today announced the closing of the previously announced business combination that results in the creation of Better Home & Finance Holding Company (“Better Home & Finance”), a publicly traded company with Class A common stock and warrants to be listed on the Nasdaq Global Market and the Nasdaq Capital Market, respectively, under the ticker symbols “BETR” and “BETRW.” Better Home & Finance expects trading to commence on August 24, 2023.
“Since day one, we set out on a mission to create better solutions for one of life’s most important investments. Today, we’re proud to take a huge step in expanding our capacity to innovate the homeownership process by becoming a publicly listed company. While this is a time for celebration, our journey is far from complete,” said Vishal Garg, CEO & Founder of Better and CEO and director of Better Home & Finance. “With the support of our tremendous team, our innovative technology, and previously committed additional capital from SoftBank, Aurora and NaMa Capital (formerly Novator Capital), we are well-positioned and eager to forge ahead and continue pushing the boundaries of innovation in homeownership for our customers and shareholders.”
Since Better first announced the business combination with Aurora, the company has doubled down on technology to make itself leaner and more efficient while continuing to improve the homeownership process for its customers. In January 2023, Better announced One Day Mortgage, a revolutionary mortgage product which allows customers to go online, get pre-approved, lock their rate and get a binding mortgage Commitment Letter from Better Mortgage, all within 24 hours. In addition, Better has invested considerable resources into developing Tinman, its proprietary loan origination platform. The platform has served as a focal point for improving Better’s internal efficiency and streamlining the homeownership experience for the company’s customers. The additional capital from the business combination will allow Better to continue investing in Tinman, propel the platform as a key driver behind Better’s short and long term growth and position Better for long term success across cycles.
“Going public is a momentous occasion and we are thankful to share it with our employees, shareholders, and regulators,” said Harit Talwar, Chairman of the Better Home & Finance board of directors. “We view this as a milestone, not a destination, and an opportunity to renew our commitment to making the homeownership experience better for our customers. We are proud of reaching over $100 billion in funded volume and of the technology we have built, but Better’s best days still lie ahead. Going public positions us well to build a business that will thrive through cycles and we look forward to being good custodians of shareholder capital.”
Prabhu Narasimhan, Managing Partner of NaMa Capital, formerly the Chief Investment Officer of Aurora and now a director of Better Home & Finance commented: “Better provides a fundamentally different approach to homeownership by leveraging technology to offer customers the widest range of appropriate products. Better’s leading technology platform and the vision of its leadership team provides it with significant competitive advantages that will drive value creation for stakeholders over the long term.”
Arnaud Massenet, Managing Partner of NaMa Capital, formerly the Chief Executive Officer of Aurora and now a director of Better Home & Finance said: “I am proud of the role Aurora has played in bringing Better to the public market. When we launched Aurora in March 2021, we did so to find a high-quality, tech-focused, business disrupting the status quo in its sector. Through our business combination with Better, we have now successfully fulfilled that aim and, over the past two years, Aurora has worked to deliver over $1.3 billion to Better’s balance sheet. We believe this transaction will deliver long-term value for our shareholders and we look forward to being part of the next stage of this journey.”
As a public company, Better Home & Finance plans to continue advancing its technology to offer customers cutting-edge products in line with its mission to make homeownership cheaper, faster, and easier.
About Better
Better is a leading digitally native homeownership company, serving customers in all 50 US states and the United Kingdom through its suite of products including residential mortgage, insurance and real estate services. In just six years since launch, Better has leveraged its industry-leading technology platform, Tinman™, to fund more than $100 billion in mortgage volume. Tinman™ allows customers to see their rate options in as little as three seconds, get pre-approved in as little as three minutes, lock in rates and get connected to a real estate agent in as little as 30 minutes, and close their loan in as little as three weeks. Better offers a range of mortgage loan products, including GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage loans. Better launched its “One-Day Mortgage” program in January 2023. The program allows eligible customers to receive an underwriting determination on their mortgage loan application, in the form of a commitment letter, within 24 hours after locking in their interest rate. From 2019-2022, Better completed approximately $98 billion in mortgage volume, more than $4 billion in real estate transaction volume, as well as $39 billion in coverage written through its insurance arm. Better has earned numerous awards since inception. Better was ranked #1 on LinkedIn’s Top Startups List for 2021 and 2020, #1 on Fortune’s Best Small and Medium Workplaces in New York, #15 on CNBC’s Disruptor 50 2020 list, and was listed on Forbes FinTech 50 for 2020.
For more information, follow @betterdotcom.

Media Contacts
Nneka Etoniru
better@bevelpr.com
Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. Such factors can be found in Aurora’s Registration Statement on Form S-4 filed with the SEC relating to the business combination of Aurora and Better, including the definitive proxy statement/prospectus relating to the business combination, as well as Aurora’s most recent annual report on Form 10-K, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Better Home & Finance. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Better Home & Finance undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.